Exhibit 10.54

                    FIRST AMENDMENT TO CREDIT AGREEMENT


     This First Amendment to Credit Agreement (this "First Amendment") is entered into as of the 4th day of April, 1997, by and among Triton Energy Limited, a Cayman Islands corporation ("TEL"), Triton Energy Corporation, a Delaware corporation ("TEC"), NationsBank of Texas, N.A., as Administrative Agent ("Administrative Agent"), Barclays Bank PLC, as Documentary Agent,
("Documentary Agent"), MeesPierson, N.V. and The Chase Manhattan Bank as Co-Agents ("Co-Agents"), and NationsBank of Texas, N.A., Barclays Bank PLC, MeesPierson, N.V., The Chase Manhattan Bank and Societe Generale, Southwest Agency as Banks (the "Banks").

                             W I T N E S E T H:

     WHEREAS, TEL, TEC, Administrative Agent, Documentary Agent, Co-Agents and the Banks are parties to that certain Credit Agreement dated as of August 30, 1996 (as amended, the "Credit Agreement") (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

     WHEREAS, pursuant to the Credit Agreement the Banks have made a Loan to Borrowers, and certain Issuers have issued certain Letters of Credit on behalf of Borrowers; and

     WHEREAS, Borrowers have requested that the Credit Agreement be amended in certain respects.

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, each Agent and each Bank hereby agree as follows:

     Section 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, the Credit Agreement is amended effective as of April 4, 1997 in the manner provided in this Section 1.

     1.1. Amendment to Definitions. The definitions of "Consolidated Current Assets" and "Loan Papers", contained in Section 1.1 of the Credit Agreement are hereby amended to read in full as follows:

     "Consolidated Current Assets" means, for any Person at any time, the sum of (a) the consolidated current assets of such Person and its Consolidated Subsidiaries including accounts or notes receivable (if properly reserved in accordance with GAAP), but excluding (i) prepaid expenses, (ii) assets held for resale (other than marketable securities and Hydrocarbons), and (iii) Restricted Cash, plus (b) in the case of TEL and its Consolidated Subsidiaries, Availability at such time.

     "Loan Papers" means this Agreement, the First Amendment, the Notes and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

     1.2 Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended to add (in alphabetical order) the following defined terms:

     "1997 Debt Offering" means the offering by Borrowers of $400,000,000 principal amount of senior notes expected to be completed in April 1997 (a) $200,000,000 of which shall have a maturity date no earlier than five (5) years from the issue date, (b) $200,000,000 of which shall have a maturity date no earlier than eight (8) years from the issue date, (c) none of which shall require amortization of principal or any mandatory redemption, repurchase or defeasance prior to the earlier of maturity or eight (8) years from the issue date, and (d) which shall be substantially on the terms set forth in the 1997 Debt Offering Preliminary Prospectus, provided that (e) such offering may be increased by up to $80,000,000 in the aggregate on substantially similar terms as set forth in clause (a) through (d) above, where the proceeds of such increase would be applied solely to the repayment of the Loan.

     "1997 Debt Offering Preliminary Prospectus" means that certain Preliminary Prospectus of TEL and TEC dated on or about March 28, 1997 relating to the issuance of $400,000,000 of debt securities.

     "Permitted Redemption of 1997 Notes and 9 3/4% Notes" means the redemption by Borrowers of 1997 Notes and 9 3/4% Notes with proceeds of the 1997 Debt Offering which shall include the tender for or other purchase of the 1997 Notes and the 9 3/4% Notes and or the defeasance of such notes; provided, that such redemption shall constitute a "Permitted Redemption of 1997 Notes and 9 3/4% Notes" to the extent that (a) the 1997 Debt Offering is completed prior to April 30, 1997, and (b) such redemption is completed prior to January 31, 1998.

     "Restricted Cash" means cash held by or on behalf of TEC or TEL which (a) constitutes proceeds from the 1997 Debt Offering, (b) is being held by TEC or TEL to fund the Permitted Redemption of 1997 Notes and 9 3/4% Notes, and (c) until utilized to fund such Permitted Redemption of 1997 Notes and 9 3/4% Notes, is either (i) deposited with and held by the paying agent for such Permitted Redemption of 1997 Notes and 9 3/4% Notes, or (ii) maintained in an account on deposit with Administrative Agent established for such purpose and segregated from Borrowers' and their Subsidiaries' other funds.

     1.3 Additional Affirmative Covenant. Article VII of the Credit Agreement is hereby amended to add the following Section 7.11.

     SECTION 7.11. Proceeds of 1997 Debt Offering. The proceeds from the 1997 Debt Offering shall be used to (i) first, establish Restricted Cash in a sufficient amount to redeem all 1997 Notes and 9 3/4% Notes, (ii) second, to prepay the Loan pursuant to Section 2.6, and (iii) third, to the extent of any remaining proceeds after application in accordance with clause (i) and
(ii) preceding, for any other proper purposes consistent with this Agreement. All Restricted Cash established pursuant to this Section 7.11 shall be applied to redeem all 1997 Notes and 9 3/4% Notes before January 31, 1998.

     1.4     Amendment to Section 8.1.  Section 8.1 is hereby amended to add a  new  subsection  (h)  thereto  which  shall  read  in  full  as  follows:
     "(h)    Notwithstanding  anything  contained inSubsections 8.1(a), (b)
or(c) above, Debt outstanding under the 1997 Notes and the 9 3/4% Notes will not be considered "Debt" solely for purposes of computing compliance with such Subsections 8.1(a), (b) and (c) to the extent that (a) Borrowers have completed the 1997 Debt Offering, (b) Borrowers intend to redeem all of such 1997 Notes and 9 3/4% Notes pursuant to a Permitted Redemption of 1997 Notes and 9 3/4% Notes, and (c) Borrowers hold Restricted Cash in an amount sufficient to fully fund such redemption."

     1.5 Amendment to Section 8.2. Section 8.2 of the Credit Agreement shall be amended to read in full as follows:

     "SECTION 8.2.Restricted Payments . Neither Borrower will, nor will either Borrower permit any of its Subsidiaries to, make any Restricted Payment or enter into any agreement which obligates any such Persons to make any such Restricted Payment; provided, that so long as no Default or Event of Default has occurred which is continuing or will result therefrom, (a) TEL may pay dividends on the TEL Preferred Stock in an amount not to exceed $1,000,000 in any Fiscal Year, (b) TEL may repurchase shares of its common stock from individual shareholders holding less than 100 shares for an aggregate consideration not exceeding $25,000 in any Fiscal Year, (c) subject toSection 8.1 TEL and its Subsidiaries may complete the Permitted
Redemption of 1997 Notes and 9 3/4% Notes and may otherwise purchase, repurchase, redeem, retire or defease any Debt with respect to which TEL or any of its Subsidiaries is the obligor within eighteen (18) months of the scheduled maturity thereof (i) with proceeds of Debt securities (other than the Obligations) issued to Persons other than TEL and its Subsidiaries after the Closing Date or with proceeds of equity securities issued to Persons other than TEL and its Subsidiaries after the Closing Date (such Restricted Payments to be made substantially simultaneously with the receipt of such proceeds except with respect to the Permitted Redemption of 1997 Notes and 9 3/4% Notes), and (ii) with proceeds of the Loan and from other available cash; provided, that the aggregate amount of all Restricted Payments made pursuant to this clause (c) (ii) shall not exceed the Restricted Payment Limit. As used herein, "Restricted Payment Limit" means (w) $50,000,000 minus (x) the aggregate amount of the Restricted Payments made pursuant to clause (ii) ofSection 8.2(c) on or after the Closing Date, (y) minus $9,005,000 in respect of repurchases of 1997 Notes prior to the Closing Date, plus (z) net proceeds to TEL and its Subsidiaries of Debt and equity securities (other than the Obligations) issued to Persons other than TEL and its Subsidiaries after the Closing Date and not utilized to make Restricted Payments pursuant to clause (i) ofSection 8.2(c); provided, that (i) in no event shall this clause (z) operate to increase the Restricted Payment Limit to an amount greater than $50,000,000 at any time, and (ii) proceeds of any issue of Debt or equity securities in excess of the amount necessary to replenish the Restricted Payment Limit to $50,000,000 shall not be carried forward and utilized to replenish the Restricted Payment Limit at any date subsequent to the date of receipt of such proceeds."

     Section 2. Representations and Warranties of Borrower. To induce the Banks and Agents to enter into this First Amendment, each Borrower hereby jointly and severally represents and warrants to each Bank and each Agent as follows:

     (a) Each representation and warranty of each Borrower contained in the Credit Agreement and the other Loan Papers is true and correct on the date hereof and will be true and correct after giving effect to the amendments set forth inSection 1 hereof.

     (b) The execution, delivery and performance by each Borrower of this First Amendment are within such Borrower's corporate powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any agreement binding upon either Borrower, or any of the Subsidiaries of either Borrower or result in the creation or imposition of any Lien upon any of the assets of Borrower or the Subsidiaries of either Borrower other Permitted Encumbrances.

     (c) This First Amendment constitutes the valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

     (d) Neither Borrower has any defenses to payment, counterclaim or right of set-off with respect to the Obligations existing on the date hereof.

     Section  3.          Miscellaneous.

     3.1 Reaffirmation of Loan Papers. Any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect.

     3.2 Parties in Interest. All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     3.3 Legal Expenses. Borrowers hereby agree to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this First Amendment and all related documents.

     3.4          Counterparts.    This  First Amendment may be executed in
counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this First Amendment until all parties have
executed  a  counterpart.    Facsimiles  shall  be  effective  as  originals.

     3.5          Complete  Agreement.    THIS  FIRST AMENDMENT, THE CREDIT
AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     3.6 Headings. The headings, captions and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers on the date and year first above written.

                                   BORROWERS:

                                   TRITON  ENERGY  LIMITED,
                                   a  Cayman  Islands  company


                                   By: /s/
                                      Peter Rugg,
                                      Senior  Vice  President  and  Chief
                                      Financial  Officer


                                   TRITON  ENERGY  CORPORATION,
                                   a  Delaware  corporation


                                   By: /s/
                                      Peter  Rugg,
                                      Vice  President


                                   BANKS:

                                   NATIONSBANK  OF  TEXAS,  N.A.


                                   By:  /s/
                                   Name:
                                   Title:


                                   BARCLAYS  BANK  PLC


                                   By:  /s/
                                   Name:
                                   Title:
                                   THE  CHASE  MANHATTAN  BANK


                                   By:  /s/
                                   Name:
                                   Title:
                                   MEESPIERSON  N.V.


                                   By: /s/
                                   Name:
                                   Title:


                                   SOCIETE  GENERALE  SOUTHWEST
                                   AGENCY


                                   By:  /s/
                                   Name:
                                   Title:


                                   ADMINISTRATIVE  AGENT:

                                   NATIONSBANK  OF  TEXAS,  N.A.


                                   By: /s/
                                   Name:
                                   Title:


                                   DOCUMENTARY  AGENT:
                                   BARCLAYS  BANK  PLC


                                   By:  /s/
                                   Name:
                                   Title:

                                   CO-AGENTS:

                                   MEESPIERSON  N.V.


                                   By:  /s/
                                   Name:
                                   Title:

                                   THE  CHASE  MANHATTAN  BANK


                                   By:  /s/
                                   Name:
                                   Title: